EXHIBIT 99.1

For Immediate Release

Community Shores Bank Corporation

Receives Shareholder Approval for Merger with ChoiceOne Financial Services, Inc.

SPARTA, Mich. and MUSKEGON, Mich., June 17, 2020/PRNewswire/ – ChoiceOne Financial Services, Inc. (NASDAQ: COFS) (“ChoiceOne”) and Community Shores Bank Corporation (OTC Pink: CSHB) (“Community Shores”) jointly announced that at a special meeting held today, Community Shores’ shareholders approved the proposed Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Community Shores with and into ChoiceOne. The merger remains subject to the satisfaction of certain other customary closing conditions. The combined organization will be headquartered in Sparta, Michigan. ChoiceOne Bank and Community Shores Bank are expected to be consolidated in the fourth quarter of this year and the consolidated bank will operate under the ChoiceOne Bank name.

The merger is a stock and cash transaction and will create an approximate $1.7 billion-asset bank holding company with 33 offices in West and Southeastern Michigan, remaining as the 12th largest bank holding company in Michigan based on asset size.

ChoiceOne is currently an approximately $1.5 billion-asset bank holding company with 29 offices serving West and Southeastern Michigan. Community Shores is currently an approximately $220 million-asset bank holding company with four offices serving Muskegon and Ottawa Counties.

“Community Shores received strong shareholder support for this partnership,” said ChoiceOne Chief Executive Officer Kelly Potes. "The positive shareholder response we received today validates the substantial opportunity we see for our collective communities, customers, and employees while adding significant value for the shareholders of our two organizations. We believe our combined companies will result in one exceptional company presenting efficiencies and new growth opportunities in our expanded network across Michigan.”

“Our shareholders gave us an impressive vote of confidence today,” said Community Shores Chairman of the Board Gary Bogner. “Both ChoiceOne Bank and Community Shores Bank have deep roots in West Michigan. This merger will enhance our impact on the local community, as well as combine our service cultures and ChoiceOne’s advancements in products and technology to better serve our customers.”

“We are very pleased to join forces with ChoiceOne,” said Community Shores President and Chief Executive Officer Heather Brolick. “ChoiceOne is a like-minded community bank with a vision to be the best bank in Michigan. With our similar cultures, values and commitments to our local communities, we expect limited overlap and disruption. This transaction will allow both organizations to better serve our diverse population in Muskegon and Ottawa Counties.”

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Upon consolidation of ChoiceOne Bank and Community Shores Bank, ChoiceOne is pleased to announce that Brent McCarthy, Senior Vice President and Chief Lending Officer of Community Shores, will serve as the Muskegon Market Executive for ChoiceOne Bank and Heather Brolick, President and Chief Executive Officer of Community Shores, will serve as the Chief Human Resources Officer for ChoiceOne Bank. Upon consolidation of ChoiceOne Bank and Community Shores Bank, Community Shores director John Essex Jr. will be named to the ChoiceOne Bank Board of Directors.

“Our priorities for the future will build on the momentum our organizations have set in place over the years,” said ChoiceOne Chairman of the Board, Paul Johnson. “Given the coronavirus pandemic we are experiencing, we believe our additional scale continues to be a great asset as we help our customers navigate these unprecedented times. With Community Shores serving their customers for over 20 years and ChoiceOne serving its customers for over 120 years, we will maintain the strength and resilience both companies have built over the years and look forward to growth in our new markets as we bridge the east and west sides of Michigan.”

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 29 offices in parts of Kent, Ottawa, Muskegon, Newaygo, Lapeer, St. Clair and Macomb counties.  ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the Nasdaq Capital Market under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website at choiceone.com.

About Community Shores Bank Corporation

Community Shores Bank Corporation is the bank holding company of Community Shores Bank, the only independent community bank with headquarters in Muskegon, Michigan. The bank serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices. For more information, please visit Investor Relations at Community Shores’ website at https://communityshores.com/investor-relations/.

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Forward-Looking Statements

This release may contain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, neither ChoiceOne nor Community Shores undertake any obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Such risks, uncertainties and assumptions, include, among others, the following:

•	the impacts of the global coronavirus outbreak (COVID-19), in particular in the United States and Michigan;
•	the failure of Community Shores to satisfy any of the remaining closing conditions to the transaction, on a timely basis or at all;
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;
•	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where ChoiceOne and Community Shores do business, or as a result of other unexpected factors or events;
•	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
•	diversion of management’s attention from ongoing business operations and opportunities;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; and
•	the outcome of any legal proceedings that may be instituted against ChoiceOne or Community Shores.

Additional risk factors include, but are not limited to, the risk factors described in ChoiceOne Financial Services, Inc.’s Registration Statement on Form S-4 (file no. 333-237227), Item 1A in ChoiceOne Financial Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A in ChoiceOne Financial Service, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Contacts

ChoiceOne Financial Services, Inc.

Kelly Potes

Chief Executive Officer

616-887-7366
kpotes@choiceone.com

Michael Burke, Jr.

President

810.664.2977

michael.burke@choiceone.com

Community Shores Bank Corporation

Heather Brolick

President & CEO

Community Shores Bank

231-780-1845

hbrolick@communityshores.com

Source: ChoiceOne Financial Services

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